Exhibit 10.1

FOMO CORP. REBRANDS AS “FOMO WORLDWIDE”; UPDATES ON FINANCIAL REVIEW

Chicago IL, November 16, 2022 - FOMO CORP. announces that is has rebranded as “FOMO WORLDWIDE” and amended its articles of incorporation to reflect this new company name. The name change has been approved in the State of California where the company has been conducting business for over three decades, is effective on the SEC’s EDGAR system, and will require FINRA approval for exchange trading purposes.

Additionally, FOMO is updating shareholders on its financial review process at its primary subsidiary, SMARTSolution Technologies L.P., acquired February 28, 2022. This process has been underway for several weeks. A notice of non-reliance on financial statements for 1Q22 - 2Q22 has been filed on the Securities Exchange Commission’s EDGAR system noting important information for investors.

First Half 2022 Numbers To Be Restated Primarily Due To Timing Issues

FOMO’s Board of Directors has concluded that previously issued financial statements, covering the three months ended March 31, 2022 and the three months ended June 30, 2022, for which we are required to provide financial statements under Regulation S-X (17 CFR 210), should no longer be relied upon because of errors in such financial statements as addressed in FASB ASC Topic 250, Accounting Changes and Error Corrections.

We recently promoted an existing member of staff to the position of Senior Vice President of Finance. During the course of analysis and due diligence, it became apparent that there were accounting errors during 1Q22 - 2Q22 generally attributable to revenue recognition policies. In particular, percentage of completion calculations as well as work in progress (“WIP”) billings for our wholly owned subsidiary SMARTSolution Technologies, LP. (“SST”) were incorrect.

We estimate that the impact to our reported 1Q22 revenues will be a decline of approximately $550,000 - $650,000, that the impact to our reported 2Q22 revenues will be an increase of approximately $350,000 - $400,000, and that the impact of timing issues will be further corrected in 3Q22 - 4Q22. Upon a review of our purchase orders, invoices, accounts receivable and bank records, our credit facilities and liquidity remain intact, adequately funding backlog of more than $2,000,000 and a sales funnel of an additional several hundred thousand dollars in unsigned projects. Due primarily to the above corrections, we project revenues for full year 2022 to fall in the lower end of the previously guided range of $9.5 - $10.5 million.

Management Commentary

Said Vik Grover, FOMO CEO: “The accounting errors are being rectified by our team and private company auditors. SST’s business has a solid foundation. Revenues are at record levels driven by substantial government stimulus funding, the reopening of schools since the deep pandemic years, and a refresh cycle for existing equipment. We are working diligently to improve SST’s record keeping and financial controls. Our book of business and liquidity are intact, and we are moving towards SEC reporting compliance. We are currently in discussions with numerous candidates for acquisition that will further position FOMO for growth, including the verticals of education technology products and services, broadband services, modular construction, and HVAC/electrical contracting.”

We have notified our prior public company auditors and our private company auditors reviewing the books and records of SST of the discrepancies. We are working with our private company auditors and advisors to implement improved financial policies and controls for SST going forward. FOMO will update investors with additional information as the private company audit of SST nears completion and we engage auditors for public company work to bring FOMO into compliance with SEC reporting requirements.

About FOMO WORLDWIDE, INC.

FOMO WORLDWIDE, INC. (https://www.fomoworldwide.com/) is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Forward Looking Statements

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO WORLDWIDE, INC. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO WORLDWIDE, INC.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price.

FOMO Investor Contact

Investor Relations

(630) 708-0750

IR@fomoworldwide.com